Exhibit 10.2

Visionary Healthcare Solutions
Independent Marketing Representative Agreement

WITNESSETH this MARKETING REPRESENTATIVE Agreement (the “Agreement”) entered into by Visionary Healthcare Solutions, Inc., (VHS) a Texas corporation (“VHS”), and __________________  a(n) (circle one) individual / partnership / limited partnership / corporation (“INDEPENDENT MARKETING REPRESENTATIVE”):

WHEREAS, VHS is engaged in the business of marketing insured life and health products and non-insured products and services.

WHEREAS, MARKETING REPRESENTATIVE desires to represent VHS products and services and other products and services, which may be offered from time to time;

NOW THEREFORE, in consideration of the mutual covenants, conditions, obligations and promises of the respective parties hereto, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. APPOINTMENT OF THE MARKETING REPRESENTATIVE. VHS hereby appoints the MARKETING REPRESENTATIVE to market VHS’s products and services hereinafter defined upon the terms and subject to the conditions set forth herein.

2. INDEPENDENT CONTRACTOR STATUS. VHS and MARKETING REPRESENTATIVE recognize that they are separate and independent entities. MARKETING REPRESENTATIVE agrees to perform its duties and obligations under this Agreement as an independent contractor. Nothing in this Agreement shall be deemed to, nor shall it create, the relationship of principal, master and servant, partners, or joint ventures between MARKETING REPRESENTATIVE and VHS.

3. TERRITORY. For the purposes of this Agreement, the term “Territory” shall include and be limited to the United States.

4. TERM AND RENEWAL.
A.
Term. This Agreement shall become effective on the date it is signed by VHS and MARKETING REPRESENTATIVE and shall continue in full force and effect for one (1) year unless terminated pursuant to Section 9 of this Agreement.

B.	Renewal. This Agreement shall automatically renew on each annual anniversary date, after the initial one (1) year period unless prior notice is given of intent not to renew.

5. DUTIES AND RESPONSIBILITIES
A.
Best Efforts. MARKETING REPRESENTATIVE shall use its best efforts to market the products and services of VHS by accurately representing the products and services offered by VHS, upholding the credibility of VHS at all times, and without the use of any false or misleading information or coercive ploys.

B.
Product Provisions. MARKETING REPRESENTATIVE shall market the products and services as provided by VHS and shall not modify or purport to modify such terms. VHS shall have absolute right to establish and vary any provisions of its products and services. VHS agrees that it shall give at least thirty (30) days prior written notice to MARKETING REPRESENTATIVE of any change in VHS’s products and services, terms and conditions.

C.
Development of Marketing Materials. All marketing materials used in the marketing of VHS products and services will be developed and authorized for use by VHS. VHS will provide such materials in digital format for MARKETING REPRESENTATIVE. MARKETING REPRESENTATIVE is authorized and responsible to reproduce approved materials used for marketing purposes. MARKETING REPRESENTATIVE agrees to use only VHS approved materials. Any other materials MARKETING REPRESENTATIVE needs in the offering of VHS products and services will be submitted to VHS for approval and prior to any distribution whatsoever. Each and every item must be submitted to VHS for approval prior to its use. Additionally, MARKETING REPRESENTATIVE may not include any information regarding VHS’s products or services on a web site without prior authorization from VHS.

D.
Compliance with VHS Directives. From time to time, based on certain administrative needs and/or marketing requirements, VHS may deliver in writing certain specific directives to MARKETING REPRESENTATIVE. MARKETING REPRESENTATIVE agrees that such communications will take precedence over any previous manner in which business has been conducted and will conform to any such directives for future business.

E.
Member Applications. MARKETING REPRESENTATIVE shall take all applications for membership with VHS on such forms and in accordance with such procedures, as VHS shall establish. VHS shall have the right for any reason in its sole discretion to reject any member application taken by MARKETING REPRESENTATIVE. MARKETING REPRESENTATIVE agrees that it will advise applicants of the VHS 's right to approve applications at its Home Office and shall not purport to bind VHS prior to VHS's acceptance of such application. VHS agrees that it shall notify and consult MARKETING REPRESENTATIVE regarding proposed rejections. Failure to remit any funds collected as mutually agreed upon will be grounds for immediate termination of this Agreement with cause and no further Marketing Representative Fees will be paid.

F. Licensure. MARKETING REPRESENTATIVE must maintain a current Life and Health License for the state(s) in which MARKETING REPRESENTATIVE markets VHS products and services, as well as, an Errors & Omissions (E & O) Insurance Policy, both of which must be sent to VHS along with this executed agreement. In the event MARKETING REPRESENTATIVE’S Life & Health License is revoked or suspended, or MARKETING REPRESENTATIVE’S E & O Insurance is terminated, MARKETING REPRESENTATIVE agrees to notify VHS immediately and cease marketing VHS products and services. If MARKETING REPRESNTATIVE continues to market VHS without proper licensure or E & O insurance, MARKETING REPRESENTATIVE assumes all consequences, which may arise, and shall indemnify, protect, save, hold harmless, and defend, VHS and its officers, directors, employees, agents, licensees and assigns (collectively, the “Indemnitees”) from any and all claims, actions, suits, costs, liabilities, judgments, obligations, losses, penalties, expenses or damages of any kind and nature whatsoever imposed on, incurred by, or asserted against VHS arising out of any breach or alleged breach of any representation, warranty, covenant or obligation made by the MARKETING REPRESENTATIVE pursuant to, as a result of or in conformity with this Agreement. Payments for time and costs incurred by VHS associated with any response by VHS to any inquiry of any regulatory agency, legal entity, or attorney regarding MARKETING REPRESENTATIVE, shall be paid by MARKETING REPRESENTATIVE in the month that expenses are incurred by VHS. Further indemnification shall include the payment of reasonable attorneys’ fees necessary for the defense of any claim made against VHS.

6.      MARKETING REPRESENTATIVE FEES. Marketing Representative Fees will be paid on fees as collected. VHS shall have the right to revise the Marketing Representative Fee rate from time to time, in whole or in part, upon 30 days prior notice to MARKETING REPRESENTATIVE, except that any such revision shall not affect Marketing Representative Fees payable with respect to VHS’s products and services for which MARKETING REPRESENTATIVE sold prior to the end of the 30 day notice. MARKETING REPRESENTATIVE shall be responsible for all costs of its business and performance hereunder.

7.      PAYMENT OF MARKETING REPRESENTATIVE FEES. Except as otherwise provided herein, Marketing Representative Fees to MARKETING REPRESENTATIVE hereunder shall be paid by ACH on the 15th day of each month for all money collected for which Marketing Representative Fees are due to MARKETING REPRESENTATIVE as of the last day of the previous month. Each Marketing Representative Fee payment to MARKETING REPRESENTATIVE shall be reduced by an amount equal to the amount of Marketing Representative Fees previously paid to MARKETING REPRESENTATIVE on member fees, which are subsequently refunded, reduced, or waived. MARKETING REPRESENTATIVE will have access to Marketing Representative Fee information on the administrative platform accessed from MARKETING REPRESENTATIVE’S duplicatable website.

8.      MARKETING REPRESENTATIVE FEES AFTER TERMINATION. In the event of termination, MARKETING REPRESENTATIVE shall be entitled to continue to receive Marketing Representative Fees on VHS’s products and services sold during the term of this Agreement for a period of one (1) year from the date of termination or until Marketing Representative Fees are under $100.00 per month, whichever occurs first.. Such Marketing Representative Fees shall be paid at the rate listed in Addendum A, which is executed and attached to this Agreement. If termination is effected for cause under Section 9, no further Marketing Representative Fees will be paid to MARKETING REPRESENTATIVE.

9.      TERMINATION
A. Default and Cure. MARKETING REPRESENTATIVE shall be in default hereunder through failure to comply with any of the obligations or requirements expressed in this Agreement. Except as otherwise provided in this Agreement, MARKETING REPRESENTATIVE shall have thirty (30) days from receipt of notice from VHS to remedy any default hereunder, failing which, this Agreement shall immediately terminate without further notice to MARKETING REPRESENTATIVE.
B. Notice of Termination. Either party may at its discretion, upon thirty days prior written notice, terminate this Agreement after the initial one (1) year term of this Agreement.
C. Termination for Cause. This Agreement may be terminated by VHS for cause, to take effect immediately upon notice to the MARKETING REPRESENTATIVE. In the event of termination for cause, no further Marketing Representative Fees shall be paid to the MARKETING REPRESENTATIVE. For the purpose of this Agreement, "cause" shall include, but not be limited to any non-performance or breach of the obligations of the MARKETING REPRESENTATIVE under this Agreement.

10.   TELEPHONE CONSUMER PROTECTION ACT (TCPA). MARKETING REPRESENTATIVE warrants and represents that all present and future marketing practices used by their organization are in compliance with the Telephone Consumer Protection Act as defined under 47 U.S.C. Section 2227. (http://www.fcc.gov/ccd/consumer news/tcpa.html). VHS shall have the right to immediately terminate this Agreement, subject to Section 9, upon learning of any violation of the TCPA by MARKETING REPRESENTATIVE. Further, MARKETING REPRESENTATIVE agrees that any costs and expenses associated with violation of TCPA, including court costs and attorney’s fees arising from or in any way connected with said violation, shall be the sole responsibility of MARKETING REPRSENTATIVE.

11.   CONFIDENTIALITY. MARKETING REPRESENTATIVE and VHS acknowledge that they may receive and have access to confidential and proprietary business information and know-how of one another. VHS’s Confidential Information includes a description of the unique manner in which VHS performs its business operations and may also consist of, without limitation, customer and member lists and agreements, provider lists and agreements, marketing information and strategies, technology and technology platforms, access and referral agreements, internal payment processing and administrative procedures, and other data related to the business of VHS. Each party agrees to maintain the confidentiality of all information and not to use it for any purpose other than the purpose of this Agreement, except that each party may disclose certain operating and performance data as may be authorized by each party to Members or potential Members. Additionally, VHS will not be restricted, and may, at its sole discretion, share any, all or none of MARKETING REPRESENTATIVE’S confidential information with Local, State or Federal Regulatory Agencies if requested by said agencies in writing. In consideration of VHS’s disclosure of the Confidential Information, MARKETING REPRESENTATIVE agrees that it will keep the Confidential Information private and that the Confidential Information will not, without the prior written consent of VHS, be disclosed by MARKETING REPRESENTATIVE or by its officers, directors, shareholders, partners, employees, affiliates, agents, investors, consultants, contractors, or representatives (collectively, “Representatives”), in any manner whatsoever, in whole or in part, and shall not be used by MARKETING REPRESENTATIVE or by its Representatives other than in the performance of this Agreement. Moreover, MARKETING REPRESENTATIVE agrees to transmit the Confidential Information only to such of its Representatives who in writing agree to be bound by the terms hereof as if a party hereto. MARKETING REPRESENTATIVE shall be fully liable for any breach of this Agreement by it or its Representatives and agrees, at its sole expense, to take all reasonable measures (including, but not limited to, court proceedings) to restrain its Representatives from prohibited or unauthorized disclosure or use of the Confidential Information. MARKETING REPRESENTATIVE acknowledges that all right, title, and interest in and to VHS’s Plan are the sole property of VHS. MARKETING REPRESENTATIVE agrees to not use any Confidential Information to develop a direct relationship with any of VHS’s vendors or providers. Confidential Information is and shall be the sole property of its originator. Upon the request of either party, the other shall immediately return to the requesting party any materials containing information of the other party. MARKETING REPRESENTATIVE understands and agrees that the VHS products, services, and programs are unique and agrees that it will not develop for its own use, nor divulge in any manner whatsoever the methods VHS utilizes to anyone other than MARKETING REPRESENTATIVE’S own Members and Representatives as permitted under this Agreement. MARKETING REPRESENTATIVE agrees that during the time of this Agreement and, for a period of eighteen months after the termination thereof by either party, they shall not influence or seek to influence, directly or indirectly, any of VHS’s employees, business partners, vendors, and affiliates, or seek to enter into a business relationship with said persons or entities.

12.   PROPERTY OF VHS AND OTHERS. MARKETING REPRESENTATIVE shall not acquire any rights nor use the trademarks, trade names, logos, copyrights or other intellectual property of VHS or it's suppliers except pursuant to performance of this Agreement as authorized to MARKETING REPRESENTATIVE and in a form and manner prescribed by VHS. MARKETING REPRESENTATIVE shall not modify or obliterate any trademark, trade names or other proprietary information placed on materials of VHS. MARKETING REPRESENTATIVE acknowledges, understands, and specifically covenants that the engagement of MARKETING REPRESENTATIVE and the compensation earned by MARKETING REPRESENTATIVE is at least in part dependent upon earnings or profits which accrue to VHS through VHS's ownership of trade secrets and Confidential Information which it does not release to its competitors or to the public at large. Therefore, except as otherwise provided herein, MARKETING REPRESENTATIVE and MARKETING REPRESENTATIVE'S Representatives shall not at any time during or subsequent to MARKETING REPRESENTATIVE 's engagement with VHS for whatever reason or cause, directly or indirectly reveal, disclose, copy, distribute, use or in any manner whatsoever utilize for any purpose the Confidential Information of VHS to any person, firm, corporation, association or other entity for any reason or purpose whatsoever except for the benefit of VHS and in furtherance of VHS's business interests. This restriction is necessary because the MARKETING REPRESENTATIVE is engaged by VHS and has access to Confidential Information. MARKETING REPRESENTATIVE further agrees, that upon termination of this Agreement, MARKETING REPRESENTATIVE shall return all materials and information referenced herein immediately and without demand to VHS or VHS's designated representative.

13.  MISCELLANEOUS PROVISIONS.
A.  AMENDMENTS. This Agreement may be amended from time to time by the parties hereto, provided, however, any such amendment shall be evidenced by a written instrument executed by MARKETING REPRESENTATIVE and VHS which is then attached to and made a part of this Agreement. This Agreement cannot be amended except in writing and signed by an authorized representative of VHS and MARKETING REPRESENTATIVE.
B.ARBITRATION. Any controversy, dispute or claim arising out of or in connection with this Agreement, or any other reason, shall be resolved, upon the request of either party hereto ("Request"), by final and binding arbitration ("Arbitration") conducted in El Paso, Texas, in accordance with the provisions hereof. Except as otherwise provided herein, the Arbitration shall be commenced and conducted in accordance with the Rules of Practice and Procedures of the Judicial Arbitration and Mediation SERVICES, Inc. ("JAMS") as in effect at the time ("JAMS Rules"). The exact time and location of the Arbitration proceeding will be determined by the arbitrator. The parties shall each select one arbitrator from the El Paso County JAMS panel of arbitrators, and the two selected arbitrators shall select a third.

The exact time and location of the Arbitration proceeding will be determined by the arbitrators. All testimony in the Arbitration proceeding shall be given under oath.
(1)	Commencement of any Arbitration pursuant hereto shall be subject to the same statutes of limitations as would apply if the matter were to be filed in a court of law or equity.
(2)
The arbitrators shall have the power to grant all legal and equitable remedies provided by Texas or federal law, provided however, that the arbitrators (a) shall not have the power to award punitive or exemplary damages and (b) shall be bound by applicable statutory and case law in rendering a decision. The majority decision of the arbitrators shall be in writing and shall include written findings of fact and conclusions of law. The decision of the arbitrators shall be final and un-reviewable for any error of any kind, except (i) if the Arbitration was not conducted in accordance with the provisions hereof or the JAMS Rules (except to the extent the JAMS Rules are not provided for herein), or (ii) for those reasons set forth in Texas Code of Civil provided, however, that the arbitrators’ decision shall not be subject to review because of any claimed error in interpreting, following or applying applicable law in deciding the matter subject to the Arbitration.

(3)	Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof and the award may be judicially enforced.

C.  ASSIGNMENT. This Agreement may not be assigned by MARKETING REPRESENTATIVE without the prior written consent of VHS.
D.  COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed a duplicate original.
E.  ENTIRE AGREEMENT. This Agreement and any Addendums attached hereto represents the entire Agreement between the parties and supersedes any and all previous Agreements, whether oral or written, between VHS and MARKETING REPRESENTATIVE which, from the date of this Agreement, shall be of no further force or effect.
F.  GOVERNING LAW. The law applicable to this Agreement and its interpretation shall be that of the State of Texas and any litigation arising out of or concerning this Agreement shall be commenced and maintained in El Paso County, Texas, and the parties hereby submit to the personal jurisdiction of Texas in connection therewith.
G.   INDEMNIFICATION. Each party shall indemnify, protect, save, hold harmless, and defend, the other party hereto and its officers, directors, employees, agents, licensees and assigns (collectively, the “Indemnitees”) from any and all claims, actions, suits, costs, liabilities, judgments, obligations, losses, penalties, expenses or damages of any kind and nature whatsoever imposed on, incurred by, or asserted against any Indemnitees arising out of any breach or alleged breach of any representation, warranty, covenant or obligation made by a party pursuant to this Agreement. Such indemnification shall include the payment of reasonable attorneys’ fees necessary for the defense of any such claim.
H.  LIMIT OF AUTHORITY. Nothing in this Agreement shall be construed to vest MARKETING REPRESENTATIVE with any authority to enter into any agreement of any nature whatsoever on behalf of VHS. VHS shall not be responsible for any debts or liabilities to any third party incurred by MARKETING REPRESENTATIVE.
I.   NONWAIVER. No waiver of or failure to enforce any provision of this Agreement shall be deemed a waiver of any right to enforce any subsequent breach of any provision previously waived or any other provision of this Agreement, and no waiver of any term or right of either party hereto shall be deemed to have occurred unless said waiver is duly executed in writing.
J.  NOTICES. Any notices to be given hereunder by one party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested, or by courier. Mail notices shall be addressed to the parties at the addresses appearing in the signature section of this Agreement, but each party may change its address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated upon actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing.
K.  PREVAILING PARTY COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney fees, court costs, and necessary disbursements in addition to any other relief to which such party may be entitled.
 RECORDS. VHS and MARKETING REPRESENTATIVE shall each maintain such accounts, books, records, and procedures that are reasonably required to account for the transactions that are the subject of this Agreement. Such records shall be kept in accordance with prevailing standards of professional practice.
 REPLACEMENT OF PROVIDERS. VHS shall have the right to add to, replace or substitute any of its Provider’s at any time.
N.  RIGHTS RESERVED. VHS shall have the right to replace or substitute any of its products or services at any time. VHS specifically reserves the right to appoint other, Sales Representatives, Managers or Management for the territory covered by this Agreement.
O.  SEVERABILITY. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the rest of the Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

P. SURVIVAL OF TERMS. In the event of the termination of this Agreement by either party, all previsions within this Agreement relating to confidentiality, covenant not to compete, and the exclusive rights of property of VHS shall remain in effect for the duration set forth in those sections

IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the ___ day of ___________, 20__,

VISIONARY HEALTHCARE SOLUTIONS	INDEPENDENT MARKETING REPRESENTATIVE

By: __________________________________	By: __________________________________
Title: _________________________________	Title: __________________________________
Add: __________________________________
__________________________________
City: __________________________________
State: ________________ Zip: _____________
Tax ID: __________________________________
Phone: __________________________________
Fax: __________________________________
Email: __________________________________

LEGAL STANDING OF INDEPENDENT MARKETING REPRESENTATIVE

As a duly authorized representative of  _____________________________ (MARKETING REPRESENTATIVE), I hereby certify that MARKETING REPRESENTATIVE is an entity duly organized, licensed, validly existing and in good standing under the laws of the state where MARKETING REPRESENTATIVE is domiciled and the states in which MARKETING REPRESENTATIVE conducts business. MARKETING REPRESENTATIVE has all requisite power and authority to carry on MARKETING REPRESENTATIVE’S business as it is now being conducted, and to execute, deliver, and perform this Agreement and all writings related hereto. Consummation of the transaction contemplated by this Agreement will not violate, nor be in conflict with, any provision of MARKETING REPRESENTATIVE’S governing documents, or agreements or instruments to which MARKETING REPRESENTATIVE is a party or are bound or any judgment, decree, order, statute, rule or regulation applicable to MARKETING REPRESENTATIVE. MARKETING REPRESENTATIVE agrees to operate in compliance with all laws regulating business in the States where MARKETING REPRESENTATIVE provides benefits under this Agreement

By: ___________________________	Title: ___________________________

Visionary Healthcare Solutions, Inc.
Independent Marketing Representative Agreement
Addendum A
Marketing Representative Fee Schedule & Compensation

When a Member logs into your Visionary Healthcare Solutions enrollment site and enrolls, only those products and services you select will be available for purchase at the pricing established below.

Market	Rate		Program	Compensation
	Membe r	Family		Level	Level
L.I.F.E. ASSOCIATION MEMBERSHIP PLANS
		$16.95	L.I.F.E. Association Primary Memberhip WeCare (Credit, Debt, BankruptcyAssistance), Financial Liability Management, $25,000 Identity Theft Program, My Parent Advisor, Pet Asssure	35%	35%
		$ 21.95	L.I.F.E. Association Foundation Membership: Hospital Negotiations, Medical & DentalFinancing, Lab One Diagnostic Laboratory Program, Lab One Radiology Program, Monthly e-Healthcare Newsletter	35%	35%
		$ 32.95	L.I.F.E. Association Premier Membership: WeCare (Credit, Debt, BankruptcyAssistance), Financial Liability Management, $25,000 Identity Theft Program, My Parent Advisor, Pet Asssure Hospital Negotiations, Medical & DentalFinancing, Lab One Diagnostic Laboratory Program, Lab One Radiology Program, Monthly e-Healthcare Newsletter	35%	35%
	$ 29.95	$ 39.95	L.I.F.E. Association Membership Benefits Hospital Negotiation Services, Medical & Dental Financing, Monthly E-Health Newsletter, Financial Liability Management, My Parent Advisor. $5,000 Accidental Medical & Dental & $10,000 Accidental Death & Dismemberment	35%	35%
	$ 39.95	$ 49.95	L.I.F.E. Association Membership Benefits Hospital Negotiation Services, Medical & Dental Financing, Monthly E-Health Newsletter, Financial Liability Management, My Parent Advisor. $5,000 Accidental Medical & Dental & $10,000 Accidental Death & Dismemberment	35%	35%

L.I.F.E. ASSOCIATION MEMBERSHIP PLANS (Requires Life & Health Insurance License)
Membe r	Family	U.S.LIFE INSURANCE COMPANY GUARANTEED ISSSUE-12 MONTH PRE-EXISTING CONDITION CLAUSE	Compensation
$ 134.00	$ 219.00	L.I.F.E. Association $300 Plus Plan. C.A.R.E. Program, Medical & Dental Financing, Monthly E-Healthcare Newsletter, Financial Liability Management, My Parent Advisor, Direct Labs, WeCare (Credit, Debt, Bankruptcy Assistance) $300 Daily Hospital Indemnity Plan (up to 180 days per confinement) $500 Daily ICU (up to 14 days), $20,000 Surgical Schedule (20 pts), $50 Physician Visit - 5 per Family Per year, $5,000 Accidental Medical & Dental, $10,000 Accidental Death & Dismemberment, Beech Street PPO	30%	30%
$ 186.00	$ 314.00	L.I.F.E. Association $500 Plus Plan. C.A.R.E. Program, Medical & Dental Financing, Monthly E-Healthcare Newsletter, Financial Liability Management, My Parent Advisor, Direct Labs, WeCare (Credit, Debt, Bankruptcy Assistance) $500 Daily Hospital Indemnity Plan (up to 180 days per confinement) $1,000 Daily ICU (up to 14 days), $20,000 Surgical Schedule (30 pts), $50 Physician Visit - 5 per Family Per year, $5,000 Accidental Medical & Dental, $10,000 Accidental Death & Dismemberment, Accident Long Term Disability, Beech Street PPO	30%	30%
$ 249.00	$ 469.00	L.I.F.E. Association $1000 Plus Plan. C.A.R.E. Program, Medical & Dental Financing, Monthly E-Healthcare Newsletter, Financial Liability Management, My Parent Advisor, Direct Labs, WeCare (Credit, Debt, Bankruptcy Assistance) $1,000 Daily Hospital Indemnity Plan (up to 180 days per confinement) $1,000 Daily ICU (up to 14 days), $20,000 Surgical Schedule (50 pts), $50 Physician Visit - 5 per Family Per year, $10,000 Accidental Medical & Dental, $10,000 Accidental Death & Dismemberment, $10,000 Accident Long Term Disability, Beech Street PPO	30%	30%

IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Addendum on the ____ day of , 20____.

VISIONARY HEALTHCARE SOLUTIONS	INDEPENDENT MARKETING REPRESENTATIVE

By: ________________________________	By: ________________________________
Title: ________________________________	Title: ________________________________

Visionary Healthcare Solutions, Inc.
Independent Marketing Representative Agreement
Addendum “B” –Insurance License

LICENSURE AND PROOF OF AUTHORITY TO SELL VHS PRODUCTS AND SERVICES:

MARKETING REPRESENTATIVE shall be responsible for providing copy of Insurance License and the states licensed to sell in. Documents should be identified as “Addendum “B”.

Attach as Addendum “B” copies of licenses in all states VHS Products and Services will be marketed.

Visionary Healthcare Solutions, Inc.
Independent Marketing Representative Agreement
Addendum “C” – E & O Insurance Policy

LICENSURE AND PROOF OF AUTHORITY TO SELL VHS PRODUCTS AND SERVICES:

MARKETING REPRESENTATIVE shall be responsible for providing copy of his or her Errors & Omissions (E & O) )Insurance Policy. Documents should be identified as “Addendum “C”.

Attach a copy of your E & O Policy for those states represented in Addendum “B”.

Visionary Healthcare Solutions, Inc.
Independent Marketing Representative Agreement
Addendum “D” – W-9

Form **W-9** (Rev. October 2007) Department of the Treasury Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.

Name (as shown on your income tax return)

Business name, if different from above

Check appropriate box: ☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership
☐ Limited liability company. Enter the tax classification (D=disregarded entity, C=corporation, P=partnership) ▶ ....
☐ Other (see instructions) ▶
☐ Exempt payee

Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I **Taxpayer Identification Number (TIN)**

Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Social security number

or

Employer identification number

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Part II **Certification**

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners' share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

- The U.S. owner of a disregarded entity and not the entity,

V
8
F

Cat. No. 10231X Form **W-9** (Rev. 10-2007)

Visionary Healthcare Solutions
BUSINESS ASSOCIATE AGREEMENT
Addendum “E”

This Business Associate Agreement (this “Agreement”) is entered into effect as of April 14, 17.503 by and among Visionary Healthcare Solutions, Inc. (herein “Covered Entity”) and _____________________, (herein “Business Associate”) in order to comply with 45 CFR § 163.502(e) and § 164.504(e), governing protected health information (“PHI”) and business associates under the Health Insurance Portability and Accountability Act of 1996 (P.L. 104-191, 42 U.S.C. Section 1317.5d, et. seq., and regulations promulgated thereunder, as amended from time to time (statute and regulations hereafter collectively referred to as “HIPAA”) [Covered Entity and Business Associate may be referred to herein individually as a “party” or collectively as the “Parties”].

DATA OF AGREEMENT

§1.HIPAA Compliance and Agents. Business Associate hereby agrees to fully comply with the “Business Associate” requirements under HIPAA, throughout the term of this Agreement. Further, Business Associate agrees that to the extent it has access to PHI, Business Associate will fully comply with the requirements of HIPAA and this Agreement with respect to such PHI; and, further, that every agent, employee, subsidiary, and affiliate of Business Associate to whom it provides PHI received from, or created or received by Business Associate on behalf of, Covered Entity will be required to fully comply with HIPAA, and will be bound by written agreement to the same restrictions and terms and conditions as set forth in this agreement.

§2.  Use and Disclosure; Rights. Business Associate agrees that it shall not use or disclose PHI except as permitted under this Agreement or as required by law. Business Associate acknowledges that this Agreement does not in any manner grant Business Associate any greater rights than Covered Entity enjoys, nor shall it be deemed to permit or authorize Business Associate to use or further disclose PHI in a manner that would otherwise violate the requirements of HIPAA if done by Covered Entity.

§3. Required or Permitted Uses. Business Associate agrees that it is permitted to use or disclose PHI only; (a) upon obtaining authorization of the Member to whom such information pertains in accordance with 45 CFR §164.502(a)(1)(iv) and §164.508, (b) upon obtaining the consent of a Member to whom such information pertains, if the use or disclosure is for purposes of payment, or health care operations, in accordance with 45 CFR §164.502(a)(1)(ii) and §164.506, or (c) without an authorization or consent, if in accordance with 45 CFR §164.506, §164.510, §164.512, §164.514(e), §164.514(f), §164.514(g), or as otherwise permitted or required by agreement or law. Business Associate may disclose the PHI received by it in its capacity as business associate of Covered Entity in order to properly manage and administer its business or to carry out its legal responsibilities if the disclosure is required by law or the Business Associate obtains reasonable assurances from the person to whom the information is disclosed that it will be held confidentially and used or further disclosed only as required by law or for the purpose for which it was disclosed to the person and the person notifies Business Associate of any instances of which it is aware that the confidentiality of the information has been breached.

§4.Safeguards; Location. Business Associate agrees to develop and use appropriate procedural, physical, and electronic safeguards to prevent misuses of PHI other than as provided by this Agreement. Business Associate agrees to notify Covered Entity of the location of any PHI disclosed by Covered Entity or created by Business Associate on behalf of Covered Entity and held by or under the control of Business Associate or those to whom Business Associate has disclosed such PHI.

§5.  Minimum Necessary. Business Associate must limit any use, disclosure, or request for use or disclosure to the minimum amount necessary to accomplish the intended purpose of the use, disclosure, or request in accordance with the requirements of HIPAA. Business Associate represents that all uses, disclosures, and requests it will make shall be the minimum necessary in accordance with HIPAA requirements. Covered Entity may, pursuant to HIPAA reasonably rely on any requested disclosure as the minimum necessary for the stated purpose when the information is requested by Business Associate. Business Associate acknowledges that if Business Associate is also a covered entity, as defined by HIPAA, Business Associate is required, independent of Business Associate’s obligations under this Agreement, to comply with the HIPAA minimum necessary requirements when making any request for PHI from Covered Entity.

§6.  Records; Covered Entity Access. Business Associate shall maintain such records of PHI received from, or created or received on behalf of, Covered Entity and shall document subsequent uses and disclosures of such information by Business Associate as may be deemed necessary and appropriate in the sole discretion of Covered Entity. Business Associate shall provide the Covered Entity with reasonable access to examine and copy such records and documents of Business Associate during normal business hours. Business Associate agrees to fully cooperate in good faith with and to assist Covered Entity in complying with the requirements of HIPAA and any investigation of Covered Entity regarding compliance with HIPAA conducted by the U.S. Department of Health and Human SERVICES (“DHHS”), Office of Civil Rights, or any other administrative or judicial body with jurisdiction.

§7.  DHHS Access to Books, Records, and Other Information. Business Associate shall make available to DHHS its internal practices, books, and records relating to the use and disclosure of PHI received from, or created or received by Business Associate on behalf of, Covered Entity for purposes of determining the Covered Entity’s or Business Associate’s compliance with HIPAA.

§8.Designated Record Set; Individual Access. Business Associate shall maintain a designated record set, as defined by HIPAA, for each individual patient for which it has PHI. In accordance with the individual’s right to access their own PHI under HIPAA, Business Associate shall make available all PHI in that designated record set to the individual to whom that information pertains, or such individual’s representative, all PHI in that designated record set, upon a request by such individual or such individual’s representative.

§9.Accounting. Business Associate shall make available PHI or any other information required to provide, or assist in preparing, an accounting of disclosures in accordance with HIPAA.

§10.  Report of Improper Use or Disclosure. Business Associate shall report to Covered Entity any information of which it becomes aware concerning any use or disclosure of PHI that is not provided for by this Agreement.

§11.Amendment of and Access to PHI; Notification. Business Associate shall make available PHI for amendment and shall incorporate any amendments to PHI accordingly. Business Associate shall make reasonable efforts to notify persons, organizations, or other entities, including other business associates, known by Business Associate to have received the erroneous or incomplete information and who may have relied, or could foreseeably rely, on such information to the detriment of the individual Member. Business Associate must update this information when notified by Covered Entity.

§12.  Termination Rights. Business Associate acknowledges and agrees that Covered Entity will have the right to immediately terminate this Agreement in the event Business Associate fails to comply with HIPAA requirements concerning PHI and the above requirements. This Agreement authorizes Covered Entity to terminate the Agreement, if Covered Entity determines, in its sole discretion, that there is no other rectification, and that Business Association has violated a material term of the Agreement required by HIPAA.

§13.  Breach or Violation; Knowledge. If Covered Entity knows of a pattern of activity or practice of Business Associate that constitutes a material breach or violation of Business Associate’s obligations under this Agreement, Covered Entity shall take any steps reasonably necessary to cure such breach or end such violation, and, if such steps are unsuccessful, shall either (a) terminate this Agreement, if feasible, pursuant to §12, or (b) if termination is not feasible, report the breach or violation to DHHS. If Business Associate as a covered entity, defined by HIPAA, violates the terms and conditions of this Agreement in its capacity as a business associate of another covered entity, Business Associate will be in noncompliance with the standards, implementation specifications, and requirements of HIPAA.

§14.  Return of PHI. Business Associate agrees that upon termination of this Agreement, and if feasible, Business Associate shall (a) return or destroy all PHI received from, or created or received by Business Associate on behalf of Covered Entity that Business Associate still maintains in any form and retain no copies of such information or, (b) if such return or destruction is not feasible, extend the protection of this Agreement to such PHI and limit further uses and disclosures to those purposes that make the return or destruction of the PHI infeasible.

§15.  Notices. All notices and other communications under this Agreement to any Party shall be in writing and shall be deemed given when delivered personally, telecopies (which is confirmed) to that Party at the telecopy number for that Party set forth at the end of this Agreement, mailed by certified mail (return receipt requested) to that Party at the address for that Party set forth at the end of this Agreement (or at such other address for such Party as such Party shall have specified in a notice to the other Parties), or delivered to Federal Express, UPS, or any similar express delivery service for delivery to that Party at that address.

§16.  Non-Waiver. No failure by any Party to insist upon strict compliance with any term or provision of this Agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of any other Party shall affect, or constitute a waiver of, any Party’s right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the Parties at variance with any provision of this Agreement shall affect or constitute a waiver of, any Party’s right to demand strict compliance with all provisions of this Agreement.

§17. Arbitration. Any controversy, dispute or claim arising out of or in connection with this Agreement, or any other reason, shall be resolved, upon the request of either party hereto ("Request"), by final and binding arbitration ("Arbitration") conducted in El Paso, Texas, in accordance with the provisions hereof. Except as otherwise provided herein, the Arbitration shall be commenced and conducted in accordance with the Rules of Practice and Procedures of the Judicial Arbitration and Mediation SERVICES, Inc. ("JAMS") as in effect at the time ("JAMS Rules"). The arbitrator will determine the exact time and location of the Arbitration proceeding. The parties shall each select one arbitrator from the El Paso County JAMS panel of arbitrators, and the two selected arbitrators shall select a third. All testimony in the Arbitration proceeding shall be given under oath.
(1)	Commencement of any Arbitration pursuant hereto shall be subject to the same statutes of limitations as would apply if the matter were to be filed in a court of law or equity.
(2)
The arbitrators shall have the power to grant all legal and equitable remedies provided by Texas or federal law, provided however, that the arbitrators (a) shall not have the power to award punitive or exemplary damages and (b) shall be bound by applicable statutory and case law in rendering a decision. The majority decision of the arbitrators shall be in writing and shall include written findings of fact and conclusions of law. The decision of the arbitrators shall be final and un-reviewable for any error of any kind, except (i) if the Arbitration was not conducted in accordance with the provisions hereof or the JAMS Rules (except to the extent the JAMS Rules are not provided for herein), or (ii) for those reasons set forth in Texas Code of Civil provided, however, that the arbitrators’ decision shall not be subject to review because of any claimed error in interpreting, following or applying applicable law in deciding the matter subject to the Arbitration.

(3)	Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof and the award may be judicially enforced.

§18. Gender and Numbers; Headings. Where permitted by the context, each pronoun used in this Agreement includes the same pronoun in other genders and numbers, and each noun used in this Agreement includes the same noun in other numbers. The headings of the various sections of this Agreement are not part of the context of this Agreement, but are merely labels to assist in locating such sections, and shall be ignored in construing this Agreement.

§19. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

§17.5. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement.

§21.  Binding Effect.This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the Parties and their respective heirs, personal representatives, successors, and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be transferred or assigned by Business Associate without prior written consent of Covered Entity.

§22.  Severability; Governing Law.With respect to any provision of this Agreement finally determined by a court of competent jurisdiction to be unenforceable, such court shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by applicable law, and the Parties shall abide by such court’s determination. In the event that any provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

§23.  Survival. All representations, covenants, and agreements in or under this Agreement or any other documents executed in connection with the transactions contemplated by this Agreement, shall survive the execution, delivery, and performance of this Agreement and such other documents.

§20.  Further Assurances. Each Party shall execute, acknowledge or verify, and deliver any and all documents, which may from time to time be reasonably requested by the other Party to carry out the purpose and intent of this Agreement.

Acknowledged and agreed to on this (Date) ____________________, by:

VISIONARY HEALTHCARE SOLUTIONS	INDEPENDENT MARKETING REPRESENTATIVE
P.O. Box 26338	By:
El Paso, TX 79926	Title:

By: ______________________________	By: _______________________________
Name: _____________________________
Title: ______________________________
Address: ___________________________
City/State/Zip: _______________________

Visionary Healthcare Solutions, Inc.
Independent Marketing Representative Agreement
Addendum “F” – Licensed Agent Agreement Regarding
Plans Issued by United States Life Insurance Company

Licensed Agent Marketing Agreement

For Group Insurance Benefits provided as part of a Defined Membership Benefit Program
Which Includes any United States Life Insurance Company Plans

The following guidelines must be adhered to by any Licensed Agent who promotes, markets, or otherwise enrolls members into Membership Benefit Programs that contain group insurance benefits underwritten by the Company.

Definitions:

“Company”:	The insurance company(ies) underwriting the insurance benefits

“Organization”:
Associations, Discount Membership Plan Organizations, Discount Medical Plan Organizations and other organizations whose purpose includes providing its members with various Membership Benefit Programs that contain discount health membership benefits, health service programs, lifestyle discount benefit programs, lifestyle service programs, and/or other membership benefits.

“Membership Benefit Program”:	membership programs that contain discount health membership benefits, health service programs, lifestyle discount benefit programs, lifestyle service programs and or other membership benefits

“Membership Benefits”:	Discount health membership benefits, health service programs, lifestyle discount benefit programs, lifestyle service programs, and/or other membership benefits.

“Client Producer”:	Contracted clients of the Organization whose purpose includes marketing and the promotion of enrollment into one or more of the Organization’s Membership Benefit Programs.

“Licensed Agent”:	A person who (1) holds the required insurance license or licenses in the jurisdiction(s) where prospective members are to be enrolled and (2) is appointed by the Company for this purpose.

“Marketing Agent”:	Any authorized individual who, promotes, markets or otherwise enrolls individual members into an approved Membership Benefit Program.

“Member”:	An individual enrolled into a Membership Benefit Program.

“Association”:	A group registered with and recognized by regulators in the state in which the group is domiciled as an insurable Association and to whom the Company has issued a group insurance policy.

1.
Membership Benefit Program Members must be enrolled in an approved Association to whom the group policy is issued. The Member must agree to enroll in the Association according to the enrollment process.

2.
The Organization’s Membership Benefit Programs must contain multiple non-insurance Membership Benefits in addition to group insurance benefits. The insurance benefits issued to the Association Group will not be presented as the prime focus of Membership in the Membership Benefit Program.

3.
The Organization’s Membership Benefit Program members may not have discretionary ability to choose insurance benefits separate from Membership Benefits included in the Membership Benefit Program. Coverage for all Members of the Membership Benefit Program is mandatory dependant upon the level of membership selected.

4.
Only approved Membership Benefit Programs may be offered to prospective Members. The Marketing Agent understands that the group insurance coverage levels or amounts within an approved Membership Benefit Program may not be modified for an individual Member.

5.
The group insurance benefits will not be sold or re-marketed to prospective Members, Client Producers or other third party organizations on a stand alone basis under any circumstances. The insurance benefits will always be provided as part of an approved Membership Benefit Program.

6.
Marketing Agents involved with marketing and enrollment activities of Membership Benefit Programs that include insurance benefits must either be a Licensed Agent in the state in which the prospective Members reside or be under the supervision of Licensed Agent in the state in which the prospective Members reside. The Licensed Agent is responsible for activities related to the insurance benefits and will be the agent of record for Member enrollments. Any non-licensed personnel discussing the Membership Benefit Program with prospective Members shall be limited in what they may discuss pertaining to the insurance benefits to the approved insurance language within printed brochures or telephone scripts. In the event a non-licensed representative is asked questions about the insurance benefits beyond the approved language within printed brochures or telephone scripts, they are to refer the question to the supervising Licensed Agent. Only a Licensed Agent may answer questions about, or discuss the insurance benefits beyond the specific benefit descriptions approved by the Company.

7.	All Licensed Agents must be registered with the Company and appointed by the Company.

8.
All Membership Benefit Programs that include the Company’s insurance benefits must contain a 30 day money back guarantee giving the Member an opportunity to cancel and receive a refund of the membership fees collected at the time of enrollment for any reason within the first 30 days of their membership.

Marketing & Distribution Controls

1.
The Licensed Agent retains full responsibility for all enrollment activities for the Membership Benefit Programs that include insurance. The Company and its designated administrator are not responsible for Member enrollment activities.

2.
Advertising and promotional material as well as verbal discussions with prospective Members associated with the Membership Benefit Program will clearly state that the Membership Benefit Program being offered as a whole is not an insurance policy but rather a Membership Program. The insurance will be explained as one of the benefits, and full weight will be given to the disclosures, limitations and exclusions applicable to the insurance. Any elaboration or answers to questions not adequately defined by the pre-approved documents or scripts must be handled by a Licensed Agent.

3.	Face to face / point of sale marketing activities enrolling Members must be enrolled in the Membership Benefit Program using one of the following methods:
•
Members may sign a Membership Benefit Program enrollment form that was previously reviewed and approved by the Company. The Licensed Agent, the Client Producer or the Organizations must have the ability to provide a copy of the enrollment form to the Company or its designated administrator for any given Member within 48 hours of such request ; or

•
Members may log into an enrollment website that was previously reviewed and approved by the Company. The Licensed Agent, the Client Producer or the Organization will maintain electronic records that will confirm the Member’s enrollment through the website and have the ability to provide a copy of the electronic enrollment for any given Member to the Company or its designated administrator within 48 hours of such request ; or

•
Members may pace a phone call to a third party or automated tape recorded enrollment system where their verbal confirmation can be recorded and stored as a record of their enrollment. The script read on the enrollment verification system must be reviewed and approved by the Company prior to use. The Licensed Agent, The Client Producer or the Organizations must have the ability to provide an electronic copy of the recording for any given Member to the Company or its designated administrator within 48 hours of such request

4. Phone Enrollments:
a.	Outbound telemarketing is prohibited.
b.
Outbound sales calls will only be permitted when a consumer requests to be contacted or a relative or authorized representative indicates they should be called. The Licensed Agent, the Client Producer or the Organization must be able to provide evidence of the customer’s request to be contacted if the need arises.

c.	For all phone enrollments, the Licensed Agent must ensure that he or she and any Marketing Agents he or she is supervising are adhering to the approved marketing scripts.
d.
The Licensed Agent understands that failure to adhere to approved marketing scripts or the use of high pressure, misleading or deceptive sales practices may result in an immediate suspension of access to the insurance benefits provided by the Company.

e.	The Licensed Agent must be able to provide evidence supporting the use of approved scripts and acceptable sales practices if the need arises.
f.
When a Licensed or Marketing Agent enrolls a customer over the phone, at the completion of the call, the enrolling Member must be transferred into a third party or automated tape recorded verification phone system where the Member’s verbal confirmation can be recorded and stored as a record of their enrollment. The script read on the enrollment verification system must be reviewed and approved by the Company prior to use.

g.	The Licensed Agent, Client Producer or the Organization must have the ability to provide an electronic copy of the recording for any given Member within 48 hours of such request.
h.	All printed or electronic lead generating materials or websites in which the Membership Benefit Program is promoted must be approved by the Company prior to use.

5.	Internet / Website enrollments:

Websites, emails or other electronic media used to promote or enroll Members into the Membership Benefit Program must be submitted to the Company for review and approval prior to use. E-mail advertisements sent to prospective Members must be in compliance with the federal CAN-SPAM act. Emails directed to other producers with the intention of recruiting additional production of an approved program must be approved by the Company in advance. The Licensed Agent, Client Producer or the Organization must maintain electronic records that will confirm a Member’s enrollment through the website and have the ability to provide a copy of the electronic enrollment for any given Member to the Company or its designated administrator within 48 hours of such request.

6.
Other lead generation, marketing and enrollment activities: All marketing materials and marketing or lead generating activities for Membership Benefit Programs containing the Company’s insurance benefits must be submitted to the Company for review and approval prior to use and used thereafter as approved.

The Licensed Agent referenced below agrees to abide by the guidelines contained within this document, and understands that failure to comply with these guidelines will result in an immediate suspension of access to the Membership Benefit Programs containing insurance benefits underwritten by the Company. The Licensed Agent also agrees to maintain active life & health insurance agent licenses in those states in which the Licensed Agent will be marketing Membership Benefit Programs and provide copies of all such licenses to Company or its designated administrator.

I, the undersigned, understand and agree that I will be listed as the licensed agent for all Membership Benefit Program enrollments enrolled personally or by an individual under my supervision. I understand, and grant permission for the Company to provide my name and contact information to any regulator who requests information on the enrolling agent for those Membership Benefit Program enrollments enrolled personally or by an individual under my supervision.

The Marketing agent referenced below agrees to abide by the guidelines contained within this document, and understands that failure to comply with these guidelines will result in an immediate suspension of access to the Membership Benefit Programs containing insurance benefits underwritten by the Company. The Marketing Agent also agrees to maintain active life & health insurance agent licenses in those states in which the Marketing Agent will be marketing Membership Benefit Programs and provide copies of all such licenses to Company or its designated administrator.

I, the undersigned, understand and agree that I will be listed as the licensed agent for all Membership Benefit Program enrollments enrolled personally or by an individual under my supervision. I understand, and grant permission for the Company to provide my name and contact information to any regulator who requests information on the enrolling agent for those Membership Benefit Program enrollments enrolled personally or by an individual under my supervision.

Date:______________________________	Name of Licensed Agent

_______________________________ Print Name

_______________________________ Signature